Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE: January 23, 2008	FINANCIAL CONTACTS:
	Mark McCollom	610-208-6426	mmccollo@sovereignbank.com
	Stacey Weikel	610-320-8428	sweikel@sovereignbank.com

MEDIA CONTACT
	Ed Shultz	610-378-6159	eshultz1@sovereignbank.com

Sovereign Bancorp, Inc. Announces Fourth Quarter
and Full Year 2007 Results

PHILADELPHIA, PA…Sovereign Bancorp, Inc. ("Sovereign") (NYSE: SOV), parent company of Sovereign Bank ("Bank"), today reported results for the fourth quarter and full year of 2007. As previously announced continued volatility in the financial markets and deterioration in the credit environment had an adverse impact on the fourth quarter of 2007 financial results. For the fourth quarter of 2007, Sovereign reported a net loss of $1.6 billion or $(3.34) per share, primarily driven by goodwill impairments. This compares to a net loss of $129 million or $(.28) per diluted share for the fourth quarter of 2006. For the full year 2007, Sovereign reported a net loss of $1.3 billion or $(2.85) per share as compared to net income of $137 million or $.30 per diluted share in 2006.

Commenting on results for the fourth quarter of 2007, Joseph P. Campanelli, Sovereign’s President and CEO, stated, “As previously announced, our fourth quarter results have been impacted significantly by disruption in the credit markets and continued weakness in the residential mortgage market. Although disappointing, we believe that the majority of the losses are non-cash charges that will not impact future performance or existing tangible capital levels.”

“We continue to take the necessary steps to focus on our core businesses and markets and execute on our strategic initiatives. We recently made the decision to discontinue our automobile lending originations in the Southeast and Southwest as losses in these markets have been higher than forecasted and we will provide for losses in this portfolio as it runs off,” continued Campanelli.

“Today we are discontinuing the Company’s quarterly common stock dividend to help bolster capital and mitigate risk during the ongoing challenges in the financial services industry. The Board will review this policy from time to time and expects to resume dividend payments when industry conditions normalize. Today’s banking environment dictates proactive measures to strengthen capital and mitigate risk. At the same time, these steps will help the company to prosper when more favorable conditions resume,” commented Campanelli.

“Core operating results for the quarter were encouraging. Through disciplined balance sheet management, net interest margin expanded three basis points during the quarter. Fee income results were solid with consumer and commercial banking fees at historic highs. We continue to prudently manage our expenses, with our operating expenses staying roughly flat compared to the prior quarter and are continuing to search for additional ways to cut costs and operate more efficiently in 2008,” concluded Campanelli.

Fourth Quarter Charges

As previously announced in our press release on January 14, 2008, results for the fourth quarter of 2007 were impacted by an impairment of goodwill and FNMA and FHLMC preferred securities. The final amount of these charges were as follows:

($ in millions)	Pre-tax amount	Net income	Earnings per share
Impairment of goodwill	$1,577	$1,577	$3.08
Impairment of FNMA and FHLMC preferred securities	180	117.23

The increase in the impairment of goodwill from our release on January 14, 2007 is due to recent market-driven interest rate declines, which increased the value of fixed rate loans allocated to our Metro New York and Consumer segments. This had a corresponding decrease to goodwill which increased the impairment.

Additionally, Sovereign’s fourth quarter results were adversely impacted by a provision for loan losses that was in excess of net charge-offs by $88 million, as well as $27.4 million of losses on financial arrangements with two mortgage companies.

Operating earnings for EPS purposes were $539 million or $1.05 per diluted share in 2007 as compared to $692 million or $1.48 per diluted share in 2006. Operating earnings in 2007 excluded after-tax charges related to restructuring and cost reduction initiatives in addition to the above mentioned goodwill and preferred securities impairment charges. In 2006, operating earnings excluded after-tax charges related to mergers and acquisitions, restructuring charges and proxy and related professional fees.

For the quarter ended December 31, 2007, Sovereign’s operating earnings for EPS purposes were $94 million or $.18 per diluted share, excluding the above mentioned impairment charges, as compared to $167 million or $.33 per diluted share a year ago. Operating earnings for the fourth quarter of 2006 excluded charges related to restructuring and cost reduction initiatives. A reconciliation of net income to operating earnings, as well as the related earnings per share amounts, is included in a later section of this release.

Net Interest Income and Margin

For the fourth quarter of 2007, Sovereign reported net interest income of $466 million as compared to $457 million last quarter and $487 million in the fourth quarter of 2006. Sovereign’s average loan balances decreased by $5.9 billion over last year as a result of the balance sheet restructuring completed in the first quarter of 2007. Average loan balances increased $821 million on a linked quarter basis to $57.5 billion, reflecting growth in several commercial categories, direct home equity loans, and auto loans partially offset by planned runoff in residential mortgage.

Sovereign’s average deposits decreased $2.6 billion over the past year as Sovereign continued to reduce its reliance on wholesale deposit sources. These higher-cost government and wholesale deposit categories were reduced by $3.7 billion throughout 2007, resulting in $1.1 billion, or 2.7%, organic deposit growth in 2007. Linked quarter, average deposits increased $189 million to $50.2 billion driven by increases in money market and time deposit accounts. This growth was partially offset by reductions of $524 million in government and wholesale deposit categories during the quarter. Excluding planned wholesale run-off, deposit growth for the quarter was $713 million, or 7% annualized.

Sovereign’s deposit costs were reduced 11 basis points from the third quarter and borrowing costs were reduced 22 basis points. Net interest margin expanded 3 basis points during the fourth quarter to 2.77% as compared to 2.74% in the prior quarter and 2.60% a year ago.

Non-Interest Income

Total fees and other income before security gains totaled $153 million for the fourth quarter of 2007 compared to $149 million a year ago and $141 million last quarter. Total fees and other income before security gains were adversely impacted this quarter as a result of $27.4 million of estimated losses recorded primarily on financings provided to two mortgage companies. The prior quarter was impacted by $19.4 million of similar losses, as well as $6.2 million of market value adjustment losses impacting commercial banking fees and $8.3 million of market value adjustment losses impacting mortgage banking revenues. Excluding these items total fees and other income before security gains increased 2.8% over last quarter.

Consumer and commercial banking fees increased $12.3 million or 10% from a year ago and $10.6 million or 8.6% linked quarter, excluding a $6.2 million lower of cost or market adjustment recorded in the prior quarter on Sovereign’s syndicated loan trading portfolio.

Mortgage banking revenues for the quarter were $9.2 million, compared to $3.8 million last quarter and a loss of $7.6 million in the same quarter a year ago. Due to changes in interest rates during the quarter, a $2.1 million impairment charge to increase the valuation reserve for mortgage servicing rights was recorded. Offsetting this impairment charge, were $12.1 million of gains on sale of mortgage loans; of this, $7.5 million relates to the sale of multi-family loans. Last quarter, mortgage banking revenues included a loss of $8.3 million related to the CMBS pipeline and servicing values.

Sovereign reported a loss of $18.3 million in capital markets revenues for the quarter as a result of the previously mentioned mortgage company financing losses. Liquidity at these companies has been impacted by adverse developments in the real estate market which have decreased investor demand for loans originated and sold by these mortgage companies. Sovereign has exited relationships and restructured other similar agreements in this sector and believes its remaining exposure is well-contained and reserved against.

Net securities losses of $179.2 million for the fourth quarter included the other-than-temporary impairment charge on FNMA and FHLMC preferred stock.

Non-Interest Expense

G&A expenses were $338 million for the fourth quarter of 2007, consistent with third quarter levels. G&A expenses to average assets were 1.63% for the quarter, compared to 1.66% in the third quarter and 1.56% a year ago.

Asset Quality

Sovereign has increased its allowance for credit losses by $88 million due primarily to a $50 million increase related to its indirect auto loan portfolio. Net credit losses related to indirect auto loans have increased in recent quarters and are expected to remain elevated through the first half of 2008. Although Sovereign’s residential and home equity portfolios have continued to perform well, the allowance for credit losses were increased for these portfolios given the continuing slowdown in the housing sector as well as general economic conditions and their potential impact on the loan portfolio. This raises Sovereign’s allowance for credit losses at year end to near historical high reserve ratios at 1.28% up from .88% a year ago and 1.14% last quarter.

Sovereign's provision for credit losses was $148 million this quarter, compared to $163 million in the third quarter and $366 million in the fourth quarter of 2006. The provision for credit losses in the fourth quarter of 2006 included a lower of cost or market adjustment on the correspondent home equity portfolio of $296 million.

Annualized net charge-offs were .42% of average loans for the third quarter, compared to .24% linked quarter and .29% a year ago, which excludes the lower of cost or market valuation adjustment recorded in the fourth quarter of last year related to correspondent home equity loans. In dollars, net charge-offs were $60.5 million this quarter versus $33.6 million in the prior quarter and $53.5 million a year ago.

Non-performing loans to total loans increased 4 basis points from third quarter levels to .53%. Non-performing loans increased by $21.9 million from last quarter to $304 million. The allowance for credit losses to non-performing loans was 242% at December 31, 2007, as compared to 230% at September 30 and 234% at December 31, 2006.

Capital

Over the past twelve months, Sovereign has taken the following steps to bolster its capital base in a weakening economic environment:
•	Disposed of over $7.0 billion of non-core assets and businesses;
•	Recently elected to eliminate its auto originations in the Southeast and Southwest, which will further reduce assets in 2008;
•	Reduced annual operating expenses by over $100 million in 2007;
•	Elected to eliminate its common shareholder dividend which will conserve approximately $160 million of capital in 2008.

Sovereign’s capital exceeds the levels defined as “well capitalized” by our regulators. Sovereign’s forecasts indicate that it can maintain this designation even under a further worsening of industry conditions.

Sovereign’s Tier 1 leverage ratio was 5.89% at December 31, 2007, as compared to 6.03% last quarter. Tangible equity to tangible assets, which includes preferred stock, was 3.95% as compared to 4.09% last quarter and 3.73% a year ago. Tangible common equity to tangible assets was 3.70%. The equity to assets ratio was 8.25% at December 31, 2007. Sovereign’s tangible capital ratios were negatively impacted by approximately 14 basis points during the quarter by a decrease in other comprehensive income of approximately $108 million.

Also impacting certain capital ratios downward by approximately 20 to 30 basis points for the quarter was the need to temporarily hold an additional $4.0 billion of cash and short-term investments over quarter-end to maintain compliance with a requirement relating to the ratio of commercial loans to total assets required under Sovereign’s charter. Sovereign believes that it can achieve its interim target of 4.50% tangible equity by the end of the third quarter of 2008, subject to resolution of this issue. The Company is working on measures to achieve compliance with the requirement without the need to temporarily hold short-term assets.

Sovereign Bank’s Tier 1 leverage ratio was 6.53% and the Bank’s total risk-based capital ratio was 10.40% at December 31, 2007.

About Sovereign

Sovereign Bancorp, Inc., ("Sovereign") (NYSE: SOV), is the parent company of Sovereign Bank, a financial institution with $85 billion in assets as of December 31, 2007 with principal markets in the Northeast United States. Sovereign Bank has 750 community banking offices, over 2,300 ATMs and approximately 12,000 team members. Sovereign offers a broad array of financial services and products including retail banking, business and corporate banking, cash management, capital markets, wealth management and insurance. Sovereign is the 19th largest banking institution in the United States. For more information on Sovereign Bank, visit <http://www.sovereignbank.com> or call 1-877-SOV-BANK

Investors, analysts and other interested parties will have the opportunity to listen to a live web-cast of Sovereign's Fourth Quarter 2007 earnings call on Thursday, January 24, 2008 beginning at 9:00 a.m. ET at www.sovereignbank.com <http://www.sovereignbank.com> >Investor Relations >News >Conference Calls/Webcasts; or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=67999&eventID=1660290.  International parties are invited to dial into the conference call at 706-679-7706. The webcast and replay can be accessed anytime from 9:00 a.m. ET on Thursday, January 24, 2008 through 12:00 a.m. ET on January 30, 2008. Questions may be submitted during the call via email accessible from Sovereign Bancorp’s broadcast and Investor Relations sites. A telephone replay will be accessible from 11:00 a.m. ET on Thursday, January 24, 2008 through 12:00 a.m. ET (midnight) on Monday, March 24, 2008 by dialing 1-800-642-1687 in the U.S., international 706-645-9291, confirmation id # 29612456.

--END--

Note:

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Sovereign's management uses the non-GAAP measure of Operating Earnings, and the related per share amount, in their analysis of the company's performance. This measure, as used by Sovereign, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature or are associated with acquiring and integrating businesses. Operating earnings for 2007 and 2006 EPS purposes represent net income adjusted for the after-tax effects of our goodwill impairment charge, merger-related and integration charges, certain restructuring charges, other-than-temporary impairment charges on Fannie Mae and Freddie Mac preferred equity securities and proxy and related professional fees. Since certain of these items and their impact on Sovereign's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the operating results of Sovereign's core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release contains statements of Sovereign's strategies, plans, and objectives, as well as estimates of financial condition, operating and cash efficiencies and revenue generation. These statements and estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; Sovereign’s ability in connection with any acquisition to complete such acquisition and to successfully integrate assets, liabilities, customers, systems and management personnel Sovereign acquires into its operations and to realize expected cost savings and revenue enhancements within expected time frame; the possibility that expected one time merger-related charges are materially greater than forecasted or that final purchase price allocations based on the fair value of acquired assets and liabilities and related adjustments to yield and/or amortization of the acquired assets and liabilities at any acquisition date are materially different from those forecasted; other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, integrations, pricing, products and services; and acts of God, including natural disasters.

Sovereign Bancorp is followed by several market analysts. Please note that any opinions, estimates, forecasts, or predictions regarding Sovereign Bancorp’s performance or recommendations regarding Sovereign’s securities made by these analysts are theirs alone and do not represent opinions, estimates, forecasts, predictions or recommendations of Sovereign Bancorp or its management. Sovereign Bancorp does not by its reference to any analyst opinions, estimates, forecasts regarding Sovereign’s performance or recommendations regarding Sovereign’s securities imply Sovereign’s endorsement of or concurrence with such information, conclusions or recommendations.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)
	Quarter Ended					Year to Date
	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31	Dec. 31	Dec. 31
	2007	2007	2007	2007	2006	2007	2006
(dollars in millions, except per share data)

Operating Data

Net income (loss)	$(1,603.0)	$58.2	$147.5	$48.1	$(129.4)	$(1,349.3)	$136.9
Net income (loss) for EPS purposes	(1,606.6)	54.6	150.2	44.4	(133.1)	(1,363.9)	129.0
Operating earnings for EPS purposes (1)	93.9	95.5	170.3	179.6	166.6	539.3	692.0
Net interest income	466.0	456.8	453.4	487.9	487.0	1,864.0	1,821.5
Provision for credit losses (5)	148.2	162.5	51.0	46.0	366.0	407.7	484.5
Total fees and other income before security gains (6)	153.2	141.4	190.3	45.9	149.4	530.8	597.5
Net gain (loss) on investment securities (7)	(179.2)	1.9	-	1.0	(36.1)	(176.4)	(312.0)
G&A expense	337.6	341.7	336.6	330.0	354.9	1,345.8	1,290.0
Other expenses (8)	1,634.4	44.0	79.5	116.8	134.5	1,874.6	313.5

Performance Statistics

Bancorp

Net interest margin	2.77%	2.74%	2.71%	2.70%	2.60%	2.73%	2.75%
Return on average assets	-7.74%	0.28%	0.72%	0.22%	-0.57%	-1.62%	0.17%
Operating return on average assets (1)	0.45%	0.46%	0.83%	0.83%	0.73%	0.65%	0.87%
Return on average equity	-72.92%	2.63%	6.71%	2.23%	-5.82%	-15.40%	1.82%
Operating return on average equity (1)	4.27%	4.32%	7.75%	8.34%	7.49%	6.16%	9.20%
Return on average tangible equity	-190.18%	6.90%	17.62%	6.01%	-15.54%	-40.59%	4.46%
Operating return on average tangible equity (1)	11.14%	11.31%	20.35%	22.46%	20.00%	16.23%	22.55%
Annualized net loan charge-offs to average loans (9)	0.42%	0.24%	0.18%	0.16%	2.75%	0.25%	0.96%
G & A expense to average assets	1.63%	1.66%	1.65%	1.53%	1.56%	1.62%	1.62%
Efficiency ratio (2)	54.52%	57.12%	52.29%	61.83%	55.77%	56.20%	53.33%

Per Share Data

Basic earnings (loss) per share	$(3.34)	$0.11	$0.30	$0.09	$(0.28)	$(2.85)	$0.30
Diluted earnings (loss) per share	(3.34)	0.11	0.29	0.09	(0.28)	(2.85)	0.30
Operating earnings per share (1)	0.18	0.19	0.33	0.35	0.33	1.05	1.48
Dividend declared per share	0.080	0.080	0.080	0.080	0.080	0.320	0.300
Common book value (3)	14.12	17.76	17.92	17.87	17.83	14.12	17.83
Common stock price:
High	$17.73	$21.94	$25.16	$26.42	$25.90	$26.42	$25.90
Low	10.08	16.58	21.14	24.07	21.27	10.08	19.57
Close	11.40	17.04	21.14	25.44	25.39	11.40	25.39
Weighted average common shares:
Basic	481.2	480.2	478.3	475.1	473.4	478.7	433.9
Diluted (4)	481.2	480.2	512.6	475.1	473.4	478.7	433.9
End-of-period common shares:
Basic	481.4	480.4	479.1	475.7	473.8	481.4	473.8
Diluted	511.0	512.4	512.3	509.8	508.7	511.0	508.7

NOTES:

(1) Operating earnings represent net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. See page J and K for a reconciliation of GAAP and Non GAAP measures.
(2) Efficiency ratio equals general and administrative expense as a percentage of total revenue, defined as the sum of net interest income and total fees and other income before security gains.
(3) Common book value equals common stockholders' equity at period-end divided by common shares outstanding.
(4) The conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the majority of the periods above since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.
(5) The fourth quarter of 2007 includes approximately $63 million of additional provisions for our consumer and residential loan portfolios. The third quarter of 2007 includes an additional provision of $47 million on our retained correspondent home equity portfolio as well as $37 million of additional reserves allocated to our indirect auto portfolio due to increased losses experienced in the third quarter and higher projected losses in future periods. The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million.
(6) The fourth quarter of 2007 includes charges of $27.4 million on repurchase agreements with mortgage related entities who defaulted on their obligations. The third quarter of 2007 includes lower of cost or market adjustments of $11.7 million on certain loan portfolios that were classified as held for sale. Additionally, the third quarter of 2007 includes a charge of $19.4 million on certain financing transactions with mortgage related entities. The second quarter of 2007 includes a gain of $13.8 million on a commercial mortgage backed securitization. The first quarter of 2007 includes a lower of cost or market adjustment of $119.9 million on correspondent home equity loans that were not sold as of March 31, 2007. The fourth quarter of 2006 includes a net lower of cost or market adjustment associated with the residential loan portfolio held for sale of $28.2 million.
(7) The fourth quarter of 2007 includes an other-than-temporary impairment charge of $180.5 million on FNMA and FHLMC preferred stock. The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.
(8) The fourth quarter of 2007 includes a $1.6 billion goodwill impairment charge related to our Consumer and Metro New York operating segments. The second quarter of 2007 includes net restructuring and debt extinguishment charges of $32.7 million. The first quarter of 2007 includes $43.4 million of ESOP expense related to freezing of the plan and $20 million of charges related to employee severance and charges associated with closing certain branch locations. The fourth quarter of 2006 includes $78.7 million of severance and restructuring charges.
(9) Charge-offs for the fourth quarter of 2006 include $389.5 million of charge-offs related to the lower of cost or market valuation adjustments recorded for correspondent home equity and residential loan portfolios that are held for sale as well as a $14 million charge-off on a large commercial loan.

Sovereign Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS
(unaudited)

	Quarter Ended

	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31
	2007	2007	2007	2007	2006
(dollars in millions)

Financial Condition Data:

General
Total assets	$84,746	$86,607	$82,737	$82,194	$89,642
Loans (1)	57,780	57,148	56,527	56,125	62,589
Total deposits and customer related accounts:	49,916	50,098	49,845	52,563	52,385
Core deposits and other customer related accounts	35,013	34,472	34,722	37,001	36,321
Time deposits	14,903	15,626	15,123	15,562	16,064
Borrowings	26,126	26,161	22,462	19,162	26,850
Minority interests	146	146	146	157	156
Stockholders' equity	6,992	8,726	8,780	8,695	8,644
Goodwill	3,426	5,003	5,003	5,006	5,005
Core deposit and other intangibles	372	402	433	465	498

Asset Quality
Non-performing assets (2)	$361.6	$336.7	$282.4	$278.4	$235.6
Non-performing loans (2)	304.3	282.4	239.9	242.0	207.9
Non-performing assets to total assets (2) (3)	0.43%	0.39%	0.34%	0.34%	0.29%
Non-performing loans to loans (2) (3)	0.53%	0.49%	0.42%	0.43%	0.38%
Allowance for credit losses	$737.7	$650.0	$521.1	$503.3	$486.3
Allowance for credit losses
to total loans (3)	1.28%	1.14%	0.92%	0.90%	0.88%
Allowance for credit losses
to non-performing loans (2)	242%	230%	217%	208%	234%

Capitalization - Bancorp (4)
Stockholders' equity to total assets	8.25%	10.08%	10.61%	10.58%	9.64%
Tier 1 leverage capital ratio	5.89%	6.03%	6.40%	6.29%	5.73%
Tangible equity to tangible assets	3.95%	4.09%	4.33%	4.20%	3.73%
Tangible common equity to tangible assets	3.70%	3.85%	4.07%	3.95%	3.50%

Capitalization - Bank (4)
Stockholders' equity to total assets	10.30%	12.05%	12.71%	12.80%	11.76%
Tier 1 leverage capital ratio	6.53%	6.63%	6.93%	6.80%	6.22%
Tier 1 risk-based capital ratio	7.54%	7.66%	7.83%	7.77%	7.52%
Total risk-based capital ratio	10.40%	10.37%	10.45%	10.48%	10.07%

(1) Loans at December 31, 2006 include $7.6 billion of loans held for sale.
(2) Non-performing loans and non-performing assets at December 31, 2007 and September 30, 2007 include $39.4 million and $41.5 million of loans related to our correspondent home equity portfolio that began to be included in these totals as a result of the additional provision for credit losses that was recorded in the third quarter of 2007. Non performing loans and assets at June 30, 2007 and March 31, 2007 exclude $51.6 million and $22.4 million, respectively, of correspondent home equity loans that were written down to fair value at March 31, 2007 since credit losses related to these loans were considered in our lower of cost or market adjustment at March 31, 2007. Sovereign reclassified these loans back into our loan portfolio at March 31, 2007. Non-performing loans and assets at December 31, 2006 exclude $21.5 million of residential non-accrual loans and $66.0 million of home equity non-accrual loans that are classified as held for sale.
(3) The calculation of these ratios at June 30, 2007 and March 31, 2007 exclude approximately $491 million and $574 million, respectively, of loans that were marked down to fair value as of March 31, 2007. The calculation of these ratios at December 31, 2006 excludes $7.6 billion of loans held for sale.
(4) All capital ratios are calculated based upon adjusted end of period assets consistent with OTS guidelines. The current quarter ratios are estimated as of the date of this earnings release.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(unaudited)

	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31
(dollars in thousands)	2007	2007	2007	2007	2006
Assets
Cash and amounts due
from depository institutions	$3,130,770	$3,992,731	$1,867,294	$1,669,623	$1,804,117
Investments:
Available-for-sale	13,941,847	14,307,929	13,303,432	13,640,209	13,874,628
Other investments	1,200,545	981,921	798,452	703,738	1,003,012
Total investments	15,142,392	15,289,850	14,101,884	14,343,947	14,877,640
Loans:
Commercial	30,912,972	29,912,883	29,547,839	29,852,212	30,472,343
Consumer	26,866,807	27,235,481	26,979,279	26,273,285	32,116,253
Total loans (1)	57,779,779	57,148,364	56,527,118	56,125,497	62,588,596
Less allowance for loan losses	(709,444)	(629,747)	(503,685)	(487,286)	(471,030)
Total loans, net	57,070,335	56,518,617	56,023,433	55,638,211	62,117,566
Premises and equipment, net	562,332	559,040	570,074	588,695	605,707
Accrued interest receivable	350,534	384,812	368,849	363,013	422,901
Goodwill	3,426,246	5,003,022	5,003,195	5,006,290	5,005,185
Core deposit and other intangibles	372,116	402,257	433,164	465,421	498,420
Bank owned life insurance	1,794,099	1,773,829	1,764,137	1,745,145	1,725,222
Other assets	2,897,572	2,683,170	2,605,061	2,373,220	2,585,091
Total assets	$84,746,396	$86,607,328	$82,737,091	$82,193,565	$89,641,849

Liabilities and Stockholders' Equity
Liabilities:
Deposits and other customer related accounts:
Core and other customer related accounts	$35,012,911	$34,471,615	$34,721,501	$37,001,193	$36,320,674
Time deposits	14,902,994	15,626,433	15,123,134	15,561,764	16,063,880
Total	49,915,905	50,098,048	49,844,635	52,562,957	52,384,554
Borrowings and other debt obligations	26,126,082	26,161,337	22,461,638	19,162,252	26,849,717
Other liabilities	1,565,654	1,475,954	1,504,788	1,616,574	1,606,794
Total liabilities	77,607,641	77,735,339	73,811,061	73,341,783	80,841,065
Minority interests	146,430	146,075	145,742	156,896	156,385
Stockholders' equity:
Preferred Stock	195,445	195,445	195,445	195,445	195,445
Common Stock	6,295,572	6,277,292	6,253,146	6,186,470	6,183,281
Warrants and stock options	348,365	347,630	346,278	344,979	343,391
Unallocated ESOP shares	-	-	-	(19,019)	(19,019)
Treasury stock	(19,853)	(20,359)	(21,303)	(22,257)	(49,028)
Accumulated other
comprehensive loss	(326,133)	(218,155)	(121,184)	(13,177)	(24,746)
Retained earnings	498,929	2,144,061	2,127,906	2,022,445	2,015,075
Total stockholders' equity	6,992,325	8,725,914	8,780,288	8,694,886	8,644,399
Total liabilities and stockholders' equity	$84,746,396	$86,607,328	$82,737,091	$82,193,565	$89,641,849

(1) Loans at December 31, 2006 include $7.6 billion of loans held for sale.

Sovereign Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Quarter Ended					Year to Date
	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31	Dec. 31	Dec. 31
(dollars in thousands, except per share data)	2007	2007	2007	2007	2006	2007	2006
Interest and dividend income:
Interest on interest-earning deposits	$1,615	$7,117	$4,144	$6,236	$6,274	$19,112	$16,752
Interest on investment securities
Available for sale	173,803	177,125	180,252	189,835	192,996	721,015	602,575
Held to maturity	-	-	-	-	-	-	104,026
Other	14,279	11,886	11,179	14,301	19,508	51,645	51,414
Interest on loans	949,643	954,014	943,860	1,016,967	1,035,224	3,864,484	3,551,637
Total interest and dividend income	1,139,340	1,150,142	1,139,435	1,227,339	1,254,002	4,656,256	4,326,404
Interest expense:
Deposits and related customer accounts	395,768	408,680	409,616	413,251	421,472	1,627,315	1,372,197
Borrowings	277,548	284,701	276,435	326,235	345,498	1,164,919	1,132,659
Total interest expense	673,316	693,381	686,051	739,486	766,970	2,792,234	2,504,856
Net interest income	466,024	456,761	453,384	487,853	487,032	1,864,022	1,821,548
Provision for credit losses (3)	148,192	162,500	51,000	46,000	365,961	407,692	484,461
Net interest income after provision for credit losses	317,832	294,261	402,384	441,853	121,071	1,456,330	1,337,087
Non-interest income:
Consumer banking fees	77,420	73,113	77,268	68,014	73,389	295,815	275,952
Commercial banking fees (5)	56,695	44,155	52,046	49,408	48,405	202,304	179,060
Mortgage banking revenue (1)	9,161	3,752	26,500	(107,205)	(7,606)	(67,792)	24,239
Capital markets revenue	(18,310)	(12,627)	5,982	5,689	7,358	(19,266)	17,569
Bank owned life insurance income	20,633	24,439	20,274	20,509	20,237	85,855	67,039
Other	7,584	8,557	8,227	9,467	7,586	33,835	33,677
Total fees and other income before security gains	153,183	141,389	190,297	45,882	149,369	530,751	597,536
Net gain/(loss) on securities (4)	(179,209)	1,884	-	970	(36,089)	(176,355)	(311,962)
Total non-interest income	(26,026)	143,273	190,297	46,852	113,280	354,396	285,574
Non-interest expense:
General and administrative
Compensation and benefits	155,856	172,319	171,557	173,796	176,851	673,528	652,703
Occupancy and equipment	77,325	75,217	75,637	80,519	79,221	308,698	290,163
Technology expense	25,177	23,940	23,812	23,336	25,680	96,265	95,488
Outside services	18,828	16,434	16,969	15,278	19,920	67,509	69,195
Marketing expense	13,881	16,296	17,092	8,832	15,731	56,101	55,053
Other administrative expenses	46,537	37,440	31,525	28,235	37,496	143,737	127,387
Total general and administrative	337,604	341,646	336,592	329,996	354,899	1,345,838	1,289,989
Other expenses:
Core deposit & other intangibles	30,141	31,066	32,257	33,253	34,302	126,717	109,838
Goodwill impairment	1,576,776	-	-	-	-	1,576,776	-
Other minority interest expense and equity method expense	27,448	6,913	14,487	18,415	10,974	67,263	56,891
Loss on economic hedges	-	-	-	-	-	-	11,387
Proxy and related professional fees	-	-	(125)	(391)	-	(516)	14,337
Restructuring, other employee severance and debt repurchase charges	-	6,029	35,938	20,032	78,668	61,999	78,668
ESOP expense related to freezing of plan	-	-	(3,266)	43,385	-	40,119	-
Merger-related and integration charges	-	-	166	2,076	10,558	2,242	42,420
Total other expenses	1,634,365	44,008	79,457	116,770	134,502	1,874,600	313,541
Total non-interest expense	1,971,969	385,654	416,049	446,766	489,401	3,220,438	1,603,530
Income/ (loss) before income taxes	(1,680,163)	51,880	176,632	41,939	(255,050)	(1,409,712)	19,131
Income tax expense/ (benefit)	(77,180)	(6,330)	29,180	(6,120)	(125,610)	(60,450)	(117,780)
Net income/ (loss)	$(1,602,983)	$58,210	$147,452	$48,059	$(129,440)	$(1,349,262)	$136,911

(1) Mortgage banking activity is summarized below:
(Losses)/gains on sale of mortgage loans and related securities, multifamily loans, and home equity loans (2)	$12,075	$6,354	$9,065	$(103,788)	$(7,838)	$(76,294)	$19,725
Net gains/(loss) recorded on commercial mortgage backed securitization	(666)	(5,355)	13,772	(3,276)	-	4,475	-
Net gains/(loss) recorded under SFAS 133	(2,125)	1,781	783	(388)	821	51	825
Mortgage servicing fees, net of mortgage servicing rights amortization	1,948	972	2,224	247	2,863	5,391	10,812
Mortgage servicing right recoveries/(impairments)	(2,071)	-	656	-	(3,452)	(1,415)	(7,123)
Total mortgage banking revenues	$9,161	$3,752	$26,500	$(107,205)	$(7,606)	$(67,792)	$24,239

(2) First quarter of 2007 results include a lower of cost or market adjustment of $119.9 million on correspondent home equity loans that were not sold as of March 31, 2007. Fourth quarter of 2006 includes a $28.2 million lower of cost or market adjustment on the residential loans held for sale, as well as a $5.2 million gain on sale of $455 million of multi-family loans.
(3) The fourth quarter of 2007 includes approximately $63 million of additional provisions for our consumer and residential loan portfolios. The third quarter of 2007 includes an additional provision of $47 million on our retained correspondent home equity portfolio as well as $37 million of additional reserves allocated to our indirect auto portfolio due to increased losses experienced in the third quarter and higher projected losses in future periods. The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million as well as a $14 million commercial loan charge-off.
(4) Results for the fourth quarter of 2007 include a $180.5 million other-than-temporary impairment charge on FNMA & FHLMC preferred stock. The fourth quarter of 2006 includes a loss of $43 million associated with the sale of $1.5 billion of CMO investments.
(5) The third quarter of 2007 includes a lower of cost or market adjustment of $6.2 million on our loan syndication trading portfolio.

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)
	Quarter Ended
	December 31, 2007			September 30, 2007			December 31, 2006
(dollars in thousands)	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Earning assets:
Investment securities	$13,647,483	$209,735	6.14%	$13,850,369	$216,252	6.24%	$15,546,680	$239,227	6.15%
Loans:
Commercial	26,173,382	461,231	7.00%	25,429,487	464,984	7.26%	24,196,553	437,496	7.18%
Multi-Family	4,154,457	63,449	6.10%	3,975,580	61,708	6.20%	6,103,412	97,708	6.39%
Consumer:
Residential mortgages	13,744,182	195,405	5.69%	14,357,561	203,676	5.67%	17,897,922	252,415	5.64%
Home equity loans and lines of credit	6,116,026	100,575	6.52%	5,974,643	102,033	6.78%	10,145,548	166,656	6.53%
Total consumer loans secured by real estate	19,860,208	295,980	5.94%	20,332,204	305,709	6.00%	28,043,470	419,071	5.96%
Auto Loans	6,996,034	125,840	7.14%	6,616,774	118,324	7.09%	4,628,603	74,578	6.39%
Other	312,253	7,092	9.01%	320,848	7,042	8.71%	427,026	9,375	8.71%
Total Consumer	27,168,495	428,912	6.29%	27,269,826	431,075	6.30%	33,099,099	503,024	6.06%
Total loans	57,496,334	953,592	6.60%	56,674,893	957,767	6.72%	63,399,064	1,038,228	6.52%
Allowance for loan losses	(641,102)			(522,102)			(544,425)
Total earning assets	70,502,715	$1,163,327	6.57%	70,003,160	$1,174,019	6.68%	78,401,319	$1,277,455	6.49%
Other assets	11,688,168			11,594,008			11,743,219
Total assets	$82,190,883			$81,597,168			$90,144,538

Funding liabilities:
Deposits and other customer related accounts:
NOW accounts	$5,297,687	$14,143	1.06%	$5,497,403	$15,225	1.10%	$6,125,346	$17,704	1.15%
NOW accounts- government & wholesale	3,998,074	47,975	4.76%	3,825,292	49,944	5.18%	3,977,652	51,616	5.15%
Customer repurchase agreements	2,877,569	26,779	3.69%	2,643,836	28,869	4.33%	2,182,447	26,409	4.80%
Savings accounts	3,889,735	6,562	0.67%	4,144,517	6,914	0.66%	4,755,332	7,722	0.64%
Money market accounts	10,530,726	94,979	3.58%	10,224,580	93,751	3.64%	8,688,901	66,816	3.05%
Money market accounts - wholesale	1,768,085	21,272	4.77%	1,862,865	25,211	5.37%	3,999,190	55,546	5.51%
Core and other customer related accounts	28,361,876	211,710	2.96%	28,198,493	219,914	3.09%	29,728,868	225,813	3.01%
Time deposits	11,955,486	141,748	4.70%	11,323,566	134,570	4.71%	11,535,214	129,741	4.46%
Time deposits- wholesale	3,466,108	42,310	4.84%	4,068,060	54,196	5.29%	4,933,950	65,918	5.30%
Total deposits and other customer related accounts	43,783,470	395,768	3.59%	43,590,119	408,680	3.72%	46,198,032	421,472	3.62%
Borrowings:
Wholesale borrowings	18,145,623	220,972	4.85%	17,654,582	225,169	5.08%	21,523,167	267,556	4.95%
Other borrowings	3,621,933	56,576	5.94%	3,736,339	59,532	6.06%	5,389,251	77,942	5.76%
Total borrowings	21,767,556	277,548	5.08%	21,390,921	284,701	5.30%	26,912,418	345,498	5.12%
Total funding liabilities	65,551,026	673,316	4.08%	64,981,040	693,381	4.24%	73,110,450	766,970	4.17%
Non-interest bearing DDA	6,399,359			6,403,572			6,596,008
Other liabilities	1,518,784			1,439,105			1,621,142
Total liabilities	73,469,169			72,823,717			81,327,600
Stockholders' equity	8,721,714			8,773,451			8,816,938
Total liabilities and stockholders' equity	$82,190,883			$81,597,168			$90,144,538
Net interest income		$490,011			$480,638			$510,485
Interest rate spread			2.49%			2.44%			2.32%
Contribution from interest free funds			0.29%			0.30%			0.28%
Net interest margin			2.77%			2.74%			2.60%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
AVERAGE BALANCE, INTEREST AND YIELD/RATE ANALYSIS
(unaudited)
	Year to Date
	December 31, 2007			December 31, 2006
(dollars in thousands)	Average Balance	Interest (1)	Yield/ Rate	Average Balance	Interest (1)	Yield/ Rate
Earning assets:
Investment securities	$14,180,066	$872,232	6.15%	$14,600,283	$850,163	5.82%
Loans:
Commercial	25,422,607	1,823,144	7.17%	20,833,022	1,489,484	7.15%
Multi-Family	4,657,978	296,126	6.36%	3,612,737	224,290	6.21%
Consumer:
Residential mortgages	14,525,467	825,685	5.68%	15,770,676	888,546	5.63%
Home equity loans and lines of credit	6,868,727	469,760	6.84%	10,119,375	654,760	6.47%
Total consumer loans secured by real estate	21,394,194	1,295,445	6.06%	25,890,051	1,543,306	5.96%
Auto Loans	6,187,487	433,172	7.00%	4,457,932	266,806	5.98%
Other	360,486	31,248	8.67%	452,029	37,201	8.23%
Total Consumer	27,942,167	1,759,865	6.30%	30,800,012	1,847,313	6.00%
Total loans	58,022,752	3,879,135	6.69%	55,245,771	3,561,087	6.45%
Allowance for loan losses	(533,263)			(489,775)
Total earning assets	71,669,555	$4,751,367	6.63%	69,356,279	$4,411,250	6.36%
Other assets	11,646,477			10,139,116
Total assets	$83,316,032			$79,495,395

Funding liabilities:
Deposits and other customer related accounts:
NOW accounts	$5,682,868	$61,599	1.08%	$5,580,571	$50,991	0.91%
NOW accounts- government & wholesale	4,022,516	203,411	5.06%	4,293,111	215,557	5.02%
Customer repurchase agreements	2,545,304	108,137	4.25%	1,639,453	74,470	4.54%
Savings accounts	4,258,897	27,839	0.65%	4,286,355	29,660	0.69%
Money market accounts	9,902,914	347,077	3.50%	8,346,033	225,167	2.70%
Money market accounts- wholesale	2,443,111	130,807	5.35%	2,558,549	137,802	5.39%
Core and other customer related accounts	28,855,610	878,870	3.05%	26,704,072	733,647	2.75%
Time deposits	11,383,634	531,994	4.67%	9,870,673	405,215	4.11%
Time deposits- wholesale	4,112,903	216,451	5.26%	4,590,768	233,335	5.08%
Total deposits and other customer related accounts	44,352,147	1,627,315	3.67%	41,165,513	1,372,197	3.33%
Borrowings:
Wholesale borrowings	17,754,787	889,480	5.01%	18,322,761	854,241	4.66%
Other borrowings	4,492,313	275,439	6.13%	5,054,931	278,418	5.51%
Total borrowings	22,247,100	1,164,919	5.24%	23,377,692	1,132,659	4.85%
Total funding liabilities	66,599,247	2,792,234	4.19%	64,543,205	2,504,856	3.88%
Non-interest bearing DDA	6,386,359			6,020,184
Other liabilities	1,568,869			1,412,368
Total liabilities	74,554,475			71,975,757
Stockholders' equity	8,761,557			7,519,638
Total liabilities and stockholders' equity	$83,316,032			$79,495,395
Net interest income		$1,959,133			$1,906,394
Interest rate spread			2.44%			2.48%
Contribution from interest free funds			0.30%			0.27%
Net interest margin			2.73%			2.75%

(1) Tax equivalent basis

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

NON-PERFORMING ASSETS
	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31
(dollars in thousands)	2007	2007	2007	2007	2006
Non-accrual loans:
Consumer:
Residential mortgages	$90,881	$79,909	$69,392	$62,864	$47,687
Home equity loans and lines of credit (1)	56,099	53,974	12,875	12,131	10,312
Auto loans	1,359	730	620	416	191
Other consumer loans	2,087	2,076	1,714	1,504	2,764
Total consumer loans	150,426	136,689	84,601	76,915	60,954
Commercial real estate	68,086	66,977	74,077	87,896	77,196
Commercial and industrial and other	85,406	78,251	80,706	76,668	69,207
Total non-accrual loans	303,918	281,917	239,384	241,479	207,357
Restructured loans	370	443	503	552	557
Total non-performing loans (1)	304,288	282,360	239,887	242,031	207,914
Real estate owned, net	43,226	43,517	34,724	29,655	22,562
Other repossessed assets	14,062	10,861	7,755	6,722	5,126
Total non-performing assets (1)	$361,576	$336,738	$282,366	$278,408	$235,602

Non-performing loans as a percentage of loans (1) (2)	0.53%	0.49%	0.42%	0.43%	0.38%
Non-performing assets as a percentage of total assets (1) (2)	0.43%	0.39%	0.34%	0.34%	0.29%
Non-performing assets as a percentage of total loans, real estate owned and repossessed assets (1) (2)	0.63%	0.59%	0.50%	0.50%	0.43%
Allowance for credit losses as a percentage of non-performing loans (1)	242%	230%	217%	208%	234%

NET LOAN CHARGE-OFFS
	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31
Quarters ended (in thousands)	2007	2007	2007	2007	2006
Commercial real estate	$4,591	$2,401	$2,766	$5,782	$(282)
Commercial and industrial and other (3)	13,647	8,387	6,820	6,089	18,651
Total commercial	18,238	10,788	9,586	11,871	18,369
Residential mortgages (4)	3,631	1,715	1,558	564	8,028
Home equity loans and lines of credit (5)	3,808	883	1,934	1,523	399,609
Total consumer loans secured by real estate	7,439	2,598	3,492	2,087	407,637
Auto loans	34,345	19,448	12,305	10,115	9,574
Other consumer loans	469	734	291	17	453
Total consumer	42,253	22,780	16,088	12,219	417,664

Total loan charge-offs	$60,491	$33,568	$25,674	$24,090	$436,033

COMPONENTS OF THE PROVISION OF CREDIT LOSSES AND ALLOWANCE FOR CREDIT LOSSES
	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31
Quarters ended (in thousands)	2007	2007	2007	2007	2006
Provision for loan losses (6)	$140,188	$159,630	$49,589	$45,239	$364,309
Provision/(recoveries) for unfunded commitments	8,004	2,870	1,411	761	1,652
Total provision for credit losses	$148,192	$162,500	$51,000	$46,000	$365,961

Allowance for loan losses	$709,444	$629,747	$503,685	$487,286	$471,030
Reserve for unfunded commitments	28,301	20,297	17,427	16,016	15,255
Total allowance for credit losses	$737,745	$650,044	$521,112	$503,302	$486,285

(1) Non-performing loans and non-performing assets at December 31, 2007 and September 30, 2007 include $39.4 million and $41.5 million of loans related to our correspondent home equity loan portfolio that began to be included in these totals as a result of the additional provision for credit losses that was recorded in the third quarter of 2007. Non-performing loans and non-performing assets exclude $51.6 million and $22.4 million of non-accrual loans at June 30, 2007 and March 31, 2007 related to correspondent home equity loans that had been previously classified as held for sale since credit losses related to these loans were considered in our lower of cost or market adjustment at March 31, 2007. Non-performing loans and non-performing assets at December 31, 2006 exclude $21.5 million of residential non-accrual loans and $66.0 million of home equity non-accrual loans that are classified as held for sale.
(2) The calculation of this ratio at September 30, 2007 includes $41.5 million of non performing loans related to our correspondent home equity portfolio. The calculation of these ratios at June 30, 2007 and March 31, 2007 exclude approximately $491 million and $574 million of loans that were marked down to fair value as of March 31, 2007. The calculation of these ratios at December 31, 2006 excludes $7.6 billion of loans held for sale.
(3) The fourth quarter of 2006 includes a $14 million commercial loan charge-off.
(4) The fourth quarter of 2006 includes a $7 million charge-off related to the lower of cost or market adjustment on the residential loans held for sale.
(5) The fourth quarter of 2006 includes $382.5 million of charge-offs related to the lower of cost or market adjustment on the correspondent home equity portfolio held for sale.
(6) The fourth quarter of 2006 includes a lower of cost or market adjustment on the correspondent home equity portfolio held for sale of $296 million.

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)
	Loan Composition- End of Period ($)			Net Loan Charge-Offs ($)				Total Past Dues Excluding Non-Accruals ($)

ADDITIONAL CREDIT QUALITY STATISTICS	% of Total Loans			Annualized Net Loan Charge-Offs to Average Loans (%)				Total Past Dues to Total Loans (%)
	Dec. 31	Sept. 30	Dec. 31	Dec. 31	Sept. 30	Dec. 31		Dec. 31	Sept. 30	Dec. 31
Quarters ended (in thousands)	2007	2007	2006	2007	2007	2006		2007	2007	2006
Commercial real estate and multifamily	$16,553,284	$15,859,984	$17,283,434	$4,591	$2,401	$(282)		$71,744	$96,615	$54,612
	29%	28%	28%	0.11%	0.06%	-0.01%		0.43%	0.61%	0.32%
Commercial and industrial and other commercial	14,359,688	14,052,899	13,188,910	13,647	8,387	18,651	(1)	68,531	70,216	47,475
	25%	25%	21%	0.39%	0.25%	0.58%		0.48%	0.50%	0.36%
Residential mortgages	13,341,193	14,009,891	17,404,730	3,631	1,715	8,028	(2)	360,982	371,341	315,803
	23%	25%	28%	0.11%	0.05%	0.18%		2.71%	2.65%	1.81%
Home equity loans and lines of credit	6,197,148	6,058,143	9,443,560	3,808	883	399,609	(3)	34,148	29,043	26,812
	11%	11%	15%	0.25%	0.06%	15.76%		0.55%	0.48%	0.28%
Auto loans	7,028,894	6,853,381	4,848,204	34,345	19,448	9,574		214,648	141,332	81,573
	12%	12%	8%	1.96%	1.18%	0.83%		3.05%	2.06%	1.68%

(1) The fourth quarter of 2006 includes a $14 million commercial loan charge-off, which equates to 44 basis points.
(2) The fourth quarter of 2006 includes a $7 million charge-off related to the lower of cost or market adjustment on the residential loans held for sale, which equates to 16 basis points.
(3) The fourth quarter of 2006 includes $382.5 million of charge-offs related to the lower of cost or market adjustment on the correspondent home equity portfolio held for sale.

Sovereign Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION
(unaudited)

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - End of period

	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31
Quarters ended (in thousands)	2007	2007	2007	2007	2006
Demand deposit accounts	$6,444,338	$6,272,412	$6,313,408	$6,420,046	$6,577,585
NOW accounts	5,546,280	5,352,228	5,950,960	6,159,701	6,333,667
NOW accounts- government & wholesale	4,014,284	4,319,805	3,661,659	5,008,897	3,573,861
Customer repurchase agreements	2,754,680	2,726,686	2,525,932	2,310,290	2,206,445
Savings accounts	3,831,636	3,984,551	4,312,492	4,558,367	4,637,346
Money market accounts	10,655,978	10,258,960	10,005,554	9,452,904	8,875,353
Money market accounts- government & wholesale	1,765,715	1,556,973	1,951,496	3,090,988	4,116,417
Time deposits	11,872,400	11,970,145	10,996,111	11,144,281	11,336,147
Time deposits- wholesale	3,030,594	3,656,288	4,127,023	4,417,483	4,727,733
Total deposits and other customer related accounts	$49,915,905	$50,098,048	$49,844,635	$52,562,957	$52,384,554

LOAN COMPOSITION - End of period

	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31
Quarters ended (in thousands)	2007	2007	2007	2007	2006
Commercial real estate	$12,306,914	$11,821,651	$11,741,479	$11,584,728	$11,514,983
Commercial industrial loans	12,594,652	12,355,754	12,186,379	11,922,506	11,670,307
Multi-family	4,246,370	4,038,333	4,000,527	4,806,028	5,768,451
Other	1,765,036	1,697,145	1,619,454	1,538,950	1,518,603
Total commercial loans	30,912,972	29,912,883	29,547,839	29,852,212	30,472,344
Residential mortgages	13,341,193	14,009,891	14,387,342	14,403,371	17,404,730
Home equity loans and lines of credit	6,197,148	6,058,143	5,954,925	5,932,136	9,443,560
Total consumer loans secured by real estate	19,538,341	20,068,034	20,342,267	20,335,507	26,848,290
Auto loans	7,028,894	6,853,381	6,320,010	5,526,953	4,848,204
Other consumer loans	299,572	314,066	317,002	410,825	419,758
Total consumer loans	26,866,807	27,235,481	26,979,279	26,273,285	32,116,252

Total loans	$57,779,779	$57,148,364	$56,527,118	$56,125,497	$62,588,596

DEPOSIT AND OTHER CUSTOMER RELATED ACCOUNT COMPOSITION - Average

	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31
Quarters ended (in thousands)	2007	2007	2007	2007	2006
Demand deposit accounts	$6,399,359	$6,403,572	$6,421,910	$6,335,301	$6,596,008
NOW accounts	5,297,687	5,497,403	5,935,760	5,994,720	6,125,347
NOW accounts- government & wholesale	3,998,074	3,825,292	4,170,249	4,099,733	3,977,652
Customer repurchase agreements	2,877,569	2,643,836	2,389,302	2,262,732	2,182,446
Savings accounts	3,889,735	4,144,517	4,437,785	4,572,309	4,755,332
Money market accounts	10,530,726	10,224,580	9,687,237	9,150,410	8,688,901
Money market accounts- government & wholesale	1,768,085	1,862,865	2,525,720	3,642,754	3,999,190
Time deposits	11,955,486	11,323,566	11,004,592	11,243,730	11,535,214
Time deposits- wholesale	3,466,108	4,068,060	4,425,195	4,504,148	4,933,950
Total deposits and other customer related accounts	$50,182,829	$49,993,691	$50,997,750	$51,805,837	$52,794,040

LOAN COMPOSITION - Average

	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31
Quarters ended (in thousands)	2007	2007	2007	2007	2006
Commercial real estate	$12,139,086	$11,746,854	$11,737,900	$11,513,005	$11,421,431
Commercial industrial loans	12,311,586	12,049,755	12,146,382	11,566,055	11,347,975
Multi-family	4,154,457	3,975,580	4,637,577	5,890,879	6,103,412
Other	1,722,710	1,632,878	1,586,118	1,520,732	1,427,147
Total commercial loans	30,327,839	29,405,067	30,107,977	30,490,671	30,299,965
Residential mortgages	13,744,182	14,357,561	14,429,334	15,592,954	17,897,922
Home equity loans and lines of credit	6,116,026	5,974,643	5,933,285	9,497,940	10,145,548
Total consumer loans secured by real estate	19,860,208	20,332,204	20,362,619	25,090,894	28,043,470
Auto loans	6,996,034	6,616,774	5,926,390	5,186,143	4,628,603
Other consumer loans	312,253	320,848	388,325	422,161	427,026
Total consumer loans	27,168,495	27,269,826	26,677,334	30,699,198	33,099,099

Total loans	$57,496,334	$56,674,893	$56,785,311	$61,189,869	$63,399,064

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF OPERATING EARNINGS TO REPORTED EARNINGS
(unaudited)

Operating earnings for EPS purposes represents net income excluding the after-tax effects of certain items, such as significant gains or losses that are unusual in nature or are associated with acquiring or integrating businesses, and certain other charges. The table below reconciles our GAAP earnings to operating earnings for EPS purposes.

(dollars in thousands, except per share data - all amounts are after tax)	Quarter Ended										Year to Date
	Total dollars					Per share					Total dollars		Per Share
	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31	Dec. 31	Dec. 31	Dec. 31	Dec. 31
	2007	2007	2007	2007	2006	2007	2007	2007	2007	2006	2007	2006	2007	2006

Net income/ (loss) as reported	$(1,602,983)	$58,210	$147,452	$48,059	$(129,440)						$(1,349,262)	$136,911
Dividends on preferred stock	(3,650)	(3,650)	(3,650)	(3,650)	(3,650)						(14,600)	(7,908)
Net income available to common shareholders	(1,606,633)	54,560	143,802	44,409	(133,090)						(1,363,862)	129,003
Contingently convertible trust preferred interest expense, net of tax	-	-	6,413	-	-						-	-
Net income/ (loss) for EPS purposes	$(1,606,633)	$54,560	$150,215	$44,409	$(133,090)	$(3.34)	$0.11	$0.29	$0.09	$(0.28)	($1,363,862)	$129,003	$(2.85)	$0.30

Non GAAP adjustments to adjust antidilutive EPS
Net income available to common shareholders	$(1,606,633)	$54,560		$44,409	$(133,090)						$(1,363,862)	$129,003
Trust IV expense, net of tax	6,434	6,423		6,412	6,354						25,682	25,360
Antidilutive net income/ (loss) for operating EPS calculation	$(1,600,199)	$60,983		$50,821	$(126,736)						$(1,338,180)	$154,363

Reconciliation to Operating earnings EPS
Net income/ (loss) for Operating earnings EPS purposes	$(1,600,199)	$60,983	$150,215	$50,821	$(126,736)	$(3.13)	$0.12	$0.29	$0.10	$(0.25)	$(1,338,180)	$154,363	$(2.62)	$0.33
Merger costs/ proxy and related professional fees	-	-	26	1,074	6,863	-	-	0.00	0.00	0.01	1,101	36,893	0.00	0.08
Goodwill impairment	1,576,776	-	-	-	-	3.08	-	-	-	-	1,576,776	-	3.08	-
Provision for credit losses	-	30,550	-	-	192,374	-	0.06	-	-	0.38	30,550	200,499	0.06	0.43
Loss on economic hedges	-	-	-	-	-	-	-	-	-	-	-	7,402	-	0.02
Loss on investment restructuring	-	-	-	-	27,961	-	-	-	-	0.06	-	182,845	-	0.39
Loss on mortgage banking loan sale restructuring	-	-	-	-	14,954	-	-	-	-	0.03	-	14,954	-	0.03
Loss on restructuring, other employee severance and debt repurchase charges	-	3,919	23,360	12,771	51,134	-	0.01	0.05	0.02	0.10	40,049	51,134	0.08	0.11
ESOP expense related to freezing of plan	-	-	(3,266)	43,385	-	-	-	(0.01)	0.09	-	40,119	-	0.08	-
Hedge loss on sale of multifamily loans	-	-	-	(3,860)	-	-	-	-	(0.01)	-	(3,860)	-	(0.01)	-
Investment impairments/(recoveries) and loss on sale of securities	117,344	-	-	(953)	-	0.23	-	-	(0.00)	-	116,390	43,875	0.23	0.09
Writedown on correspondent home equity loans	-	-	-	76,394	-	-	-	-	0.15	-	76,394	-	0.15	-
Operating earnings for EPS purposes	$93,921	$95,452	$170,335	$179,632	$166,550	$0.18	$0.19	$0.33	$0.35	$0.33	$539,339	$691,965	$1.05	$1.48

Weighted average diluted shares for GAAP EPS	481,186	480,171	512,641	475,115	473,404						478,726	433,908
Add back of diluted shares for operating EPS not factored into GAAP diluted shares due to antidilution (1)	30,256	32,480	-	34,353	34,583						32,863	33,840
Adjusted weighted average diluted shares for Operating EPS	511,442	512,651	512,641	509,468	507,987						511,589	467,748

(1) The conversion of warrants and equity awards and the after-tax add back of Sovereign's contingently convertible trust preferred interest expense was excluded from Sovereign's GAAP diluted earnings per share calculation for the majority of the periods above since the result would have been anti-dilutive. However, for operating earning purposes these items are dilutive and as a result they have been added back for operating earnings and operating earnings per share purposes.

Sovereign Bancorp, Inc. and Subsidiaries
RECONCILIATION OF AVERAGE EQUITY TO AVERAGE TANGIBLE EQUITY AND RELATED OPERATING RETURN ON AVERAGE TANGIBLE EQUITY
(unaudited)

Reconciliation of Equity to Tangible Equity and Operating Return on Average Equity to Tangible Returns on Average Equity

	Quarter Ended					Year-to-Date
	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31	Dec. 31	Dec. 31
(dollars in thousands)	2007	2007	2007	2007	2006	2007	2006
Average Equity	$8,721,714	$8,773,451	$8,816,108	$8,734,981	$8,816,938	$8,761,557	$7,519,638
Average Goodwill	(4,985,883)	(5,003,137)	(5,005,116)	(5,005,119)	(4,992,610)	(4,999,770)	(4,029,857)
Average CDI and other intangibles	(391,628)	(421,895)	(453,528)	(486,214)	(519,891)	(438,013)	(421,730)
Average Tangible Equity	$3,344,203	$3,348,419	$3,357,464	$3,243,648	$3,304,437	$3,323,774	$3,068,051

Operating Return on Average Equity	4.27%	4.32%	7.75%	8.34%	7.49%	6.16%	9.20%
Effect of Goodwill	6.37%	6.45%	11.55%	12.87%	11.32%	9.26%	12.09%
Effect of CDI and other intangibles	0.50%	0.54%	1.05%	1.25%	1.18%	0.81%	1.26%
Tangible Return on Average Equity	11.14%	11.31%	20.35%	22.46%	20.00%	16.23%	22.55%